U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 30, 2016
ADVANCED EMISSIONS SOLUTIONS, INC.
(Name of registrant as specified in its charter)

Delaware	000-54992	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, CO	80129
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (720) 598-3500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (filed on April 19, 2016), two stockholder derivative lawsuits were filed against certain current and former officers and directors of Advanced Emissions Solutions, Inc. (“ADES”) along with ADES as a “nominal defendant” in the Colorado District Courts for Douglas County and for the City and County of Denver in June and July of 2014. By agreement of the parties, the case in the Denver District Court was transferred to the Douglas County District Court, and the cases were consolidated.

On August 28, 2014, the Colorado state court approved a Stipulation and proposed Order Consolidating Actions, Appointing Co-Lead Plaintiffs and Co-Lead Counsel, and Staying Consolidated Action. The consolidated case is now captioned In Re Advanced Emissions Solutions, Inc., No. 2014-CV-30709 (District Court, Douglas County, Colorado) (the “Stockholder Derivative Action”).

The Stockholder Derivative Action complaints allege breach of fiduciary duty, waste of corporate assets, and unjust enrichment against certain of ADES’s current and former officers and directors for allegedly utilizing improper accounting techniques and failing to maintain effective internal controls that resulted in materially inaccurate financial statements from which incentive compensation was derived and paid. The Plaintiffs demand, on behalf of the Company, unspecified monetary damages, “appropriate equitable relief” and the costs and disbursements of the action including attorneys’, accountants’ and expert's fees, costs, and expenses; restitution; and certain corporate governance changes.

Following a mediation, which occurred in May of 2016, the parties came to an agreement in principle to settle the Stockholder Derivative Action, and on September 30, 2016, the parties entered into a Stipulation and Agreement of Settlement (the “Stockholder Derivative Settlement”) to resolve the action in its entirety. Under the terms of the Stockholder Derivative Settlement, ADES will incorporate specified governance changes, plaintiffs will be entitled to certain confirmatory discovery prior to the court’s preliminary approval of the settlement, and ADES will not oppose Plaintiffs’ request for up to $550,000 in attorneys’ fees subject to court approval, in exchange for the release of claims against all defendants and for the dismissal of the action with prejudice. The required corporate governance changes under the Stockholder Derivative Settlement terms include revising the responsibilities of the Board, the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee; ensuring expedited compliance with any new compensation clawback requirements; amending voting requirements for director elections; and implementing certain accounting reforms. The governance measures required by the settlement will remain in effect for at least four years following court approval of the Stockholder Derivative Settlement.

The Stockholder Derivative Settlement remains subject to the approval of the court. Pursuant to the Stockholder Derivative Settlement, the parties in the Stockholder Derivative Action have until Monday, October 17, 2016 to file the Stockholder Derivative Settlement and related exhibits with the court and move for the court to preliminarily approve the Stockholder Derivative Settlement.

The Stockholder Derivative Settlement contains no admission of liability, and all of the defendants in the Stockholder Derivative Action have expressly denied, and continue to deny, all allegations of wrongdoing or improper conduct. If the Stockholder Derivative Settlement is approved by the court, our insurance carriers will fund payment of plaintiffs’ attorneys’ fees approved by the court. If the Stockholder Derivative Settlement is not approved by the court, or otherwise does not become effective for any reason, the Stockholder Derivative Settlement will become null and void, and the case will move forward. Under those circumstances, the defendants intend to continue to defend themselves vigorously against the plaintiffs’ allegations.

The foregoing description of the Stockholder Derivative Settlement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stipulation and Agreement of Settlement (including Exhibits), which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Stipulation and Agreement of Settlement (including Exhibits)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 6, 2016

Advanced Emissions Solutions, Inc.
Registrant

/s/ L. Heath Sampson
L. Heath Sampson
President, Chief Executive Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stipulation and Agreement of Settlement (including Exhibits)

5